Exhibit 3.43

CERTIFIED COPY OF DOCUMENTS ON FILE

CERTIFICATE

I THE UNDERSIGNED, Secretary of State of the State of Oklahoma, do hereby certify that, to the date of this certificate, the attached is a true and correct copy of documents on file in this office as described below of:

NAME OF ENTITY

ENDPOINT EXCHANGE LLC

DOCUMENT TYPE	DOCUMENT FILING DATE
Articles of Amendment	May 26, 2005
Articles of Amendment	December 29, 2004
Articles of Organization	June 18, 2001

THE STATE OF OKLAHOMA [SEAL]	IN TESTIMONY WHEREOF, I hereunto set my hand and affixed the Great Seal of the State of Oklahoma, done at the City of Oklahoma City, this 18th, day of June, 2010. Secretary of State

FILED - Oklahoma Secretary of State #3500667702 05/26/2005 14:40

FILING FEE: $50.00

SECOND AMENDED ARTICLES OF ORGANIZATION OF

CHECKCLEAR L.L.C., AN OKLAHOMA LIMITED LIABILITY COMPANY,

CHANGING NAME TO ENDPOINT EXCHANGE LLC

TO:	OKLAHOMA SECRETARY OF STATE
2300 N Lincoln Blvd., Room 101,
State Capitol Building
Oklahoma City, Oklahoma 73105-4897
(405)5521-3912

The undersigned, for the purpose of amending the Articles of Organization of CheckClear L.L.C., originally filed June 18, 2001, as amended by the Amended Articles of Organization filed December 29, 2004, pursuant to the provisions of Title 18, Section 2011, do hereby execute the following Second Amended Articles of Organization:

FIRST: Prior Language: The name of the limited liability company is CheckClear L.L.C. (the “Company”).

New Language: The name of the limited liability company as of the filing of the Second Amended Articles of Organization is changed from CheckClear L.L.C. to Endpoint Exchange LLC (the “Company”).

SECOND:	No Change.
THIRD:	No Change.
FOURTH:	No Change.
FIFTH:	No Change.
SIXTH:	No Change.

The Articles of Organization of CheckClear L.L.C. as originally filed June 18, 2001 and as amended by the Amended Articles of Organization filed December 29, 2004, shall otherwise remain if full force and effect.

Dated as of May 15, 2005.	05/23/2005 02:28 PM OKLAHOMA SECRETARY OF STATE SOS 3007630002 (SOS FORM 0079-11/99)
/s/ Paul T. Danola
Paul T. Danola, Manager
/s/ Michael D. Hayford
Michael D. Hayford, Manager
/s/ Gary Nelson
Gary Nelson, Manager

(being all of the Managers of CheckClear L.L.C.)

FILED - Oklahoma Secretary of State #4712071428 05/12/2005 11:

OKLAHOMA Secretary of State Electronic Filing

The applicant hereby requests that the following name be reserved for a period of 60 days:

Endpoint Exchange LLC

Individual Name

Stephen M. Hetrick

Address

McAfee & Taft A Professional Corporation, 10th FI., Two Leadership Square, 211 N. Robinson

Oklahoma City, OK 73102 USA

I hereby certify that the information provided on this form is true and correct to the best of my Knowledge and by attaching the signature I agree and understand that the typed electronic signature shall have the same legal effect as an original signature and is being accepted as my original signature pursuant to the Oklahoma Uniform Electronic Transactions Act, Title 12A Okla. Statutes Section 15-101, et seq.

Dated - 5/12/2005

Signature Names

STEPHEN M. HETRICK

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AMENDED CERTIFICATE

OF

LIMITED LIABILITY COMPANY

WHEREAS, the Amended Articles of Organization of

ENDPOINT EXCHANGE LLC

an Oklahoma limited liability company has been filed in the office of the Secretary of State as provided by the laws of the State of Oklahoma.

NOW THEREFORE, I, the undersigned, Secretary of State of the State of Oklahoma, by virtue of the powers vested in me by law, do hereby issue this certificate evidencing such filing.

IN TESTIMONY WHEREOF, I hereunto set my hand and cause to be affixed the Great Seal of the State of Oklahoma.

Filed in the city of Oklahoma City this 26th day of May, 2005. Secretary of State

SOS 2356170003	FILED - Oklahoma Secretary of State #3500667702 12/29/2004 12:35

AMENDED ARTICLES OF ORGANIZATION

OF CHECKCLEAR L.L.C.,

AN OKLAHOMA LIMITED LIABILITY COMPANY

TO:	OKLAHOMA SECRETARY OF STATE
2300 N Lincoln Blvd., Room 101,
State Capitol Building
Oklahoma City, Oklahoma 73105-4897
(405) 5521-3912

The undersigned, for the purpose of amending the articles of organization of CheckClear L.L.C., originally filed June 18, 2001, pursuant to the provisions of Title 18, Section 2011, does hereby execute the following amended articles:

FIRST:	No Change.

SECOND:	No Change.

THIRD:	No Change.

FOURTH:	Prior Language: The street address of the principal place of business of the Company is 6520 N. Western, Suite 300, Oklahoma City, Oklahoma 73116.

New Language: The street address of the principal place of business of the Company is 1001 NW 63rd Street, Suite 101, Oklahoma City, Oklahoma 73116.

FIFTH:	Prior Language: The name and address of the registered agent of the Company in the State of Oklahoma is Harvey L. Harmon Jr., 6520 N. Western, Suite 300, Oklahoma City, Oklahoma 73116.

New language: The name and address of the registered agent of the Company in the State of Oklahoma is Harvey L. Harmon Jr., 1001 NW 63rd Street, Suite 101, Oklahoma City, Oklahoma 73116.

SIXTH:	Prior Language: The management of the Company is vested in one or more managers to be elected by the Members. Any third person dealing with the Company may rely absolutely upon the act, deed, and/or signature of a manager as being the act of the Company and no third person shall be obliged or privileged to inquire into or otherwise ascertain whether the act of a manager has been duly authorized. Managers are subject to certain limitations with respect to their authority as to transactions exceeding $10,000.00 all as set forth in the Operating Agreement of the Company.

New Language: The management of the Company is vested in one or more managers to be elected by the Members. Any third person dealing with the Company may rely absolutely upon the act, deed, and/or signature of a manager as being the act of the Company and no third person shall be obliged or privileged to inquire into or otherwise ascertain whether the act of a manager has been duly authorized.

The Articles of Organization of CheckClear L.L.C. as originally filed June 18, 2001 shall otherwise remain if full force and effect.

Dated as of: November 22, 2004.

/s/ Paul T. Danola
Paul T. Danola, Manager

/s/ Michael D. Hayford
Michael D. Hayford, Manager

/s/ Mark Craig
Mark Craig, Manager

(being all of the Managers of CheckClear L.L.C.)

OFFICE OF THE SECRETARY OF STATE

STATE OF OKLAHOMA [SEAL]

AMENDED CERTIFICATE

OF

LIMITED LIABILITY COMPANY

WHEREAS, the Amended Articles of Organization of

CHECKCLEAR L.L.C.

an Oklahoma limited liability company has been filed in the office of the Secretary of State as provided by the laws of the State of Oklahoma.

NOW THEREFORE, I, the undersigned, Secretary of State of the State of Oklahoma, by virtue of the powers vested in me by law, do hereby issue this certificate evidencing such filing.

IN TESTIMONY WHEREOF, I hereunto set my hand and cause to be affixed the Great Seal of the State of Oklahoma.

THE STATE OF OKLAHOMA [SEAL]	Filed in the city of Oklahoma City this 29th day of December, 2004. Secretary of State

ARTICLES OF ORGANIZATION OF CheckCIear L.L.C. (an Oklahoma Limited Liability Company)	FILED JUN 18 2001 OKLAHOMA SECRETARY OF STATE

TO:	THE OKLAHOMA SECRETARY OF STATE
101 State Capitol
Oklahoma City, OK 73105

The undersigned, for the purpose of forming a limited liability company under the Oklahoma Limited Liability Company Act (the “Act”), does hereby execute the following Articles of Organization:

FIRST. The name of the limited liability company is CheckCIear L.L.C. (the “Company”).

SECOND. The duration of the Company is perpetual.

THIRD. The purpose of which the Company is formed is the transaction of any or all lawful business for which limited liability companies may be organized under the Act.

FOURTH. The street address of the principal place of business of the Company is 6520 N. Western, Suite 300, Oklahoma City, Oklahoma 73116.

FIFTH. The name and address of the registered agent of the Company in the State of Oklahoma is Harvey L. Harmon Jr., 6520 N. Western, Suite 300, Oklahoma City, Oklahoma 73116.

SIXTH. The management of the Company is vested in one or more managers to be elected by the Members. Any third person dealing with the Company may rely absolutely upon the act, deed, and/or signature of a manager as being the act of the Company and no third person, shall be obliged or privileged to inquire into or otherwise ascertain whether the act of a manager has been duly authorized. Managers are subject to certain limitations with respect to their authority as to transactions exceeding $1,000.00 all as set forth in the Operating Agreement of the Company.

IN WITNESS WHEREOF, these Articles of Organization have been executed on this 18th day of June, 2001, by the undersigned.

SOLE ORGANIZER

/s/ Harvey L. Harmon Jr.
Harvey L. Harmon Jr.
6520 N. Western, Suit 300,
Oklahoma City, Oklahoma 73116